EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy Retains Wind Energy Projects

DENVER, CO - Thursday, October 16, 2008 - NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy”), a wind power company in business to generate clean, renewable energy for America, today confirmed it has retained the four wind energy projects delivered to the Company, rather than accept the proposal of its former CEO, Mr. Dan Leach, to transfer the wind energy projects back to him in exchange for his 1,250,000 shares of the Company’s common stock.

The four wind energy projects retained by NACEL Energy are the 20MW Blue Creek and 20MW Channing Flats wind energy projects, located in the Texas panhandle; the proposed three phase 600MW wind energy project known as Nacel Ridge, located in the Dominican Republic; and a Kansas wind energy project for which a feasible location has yet to be secured.

Following Mr. Leach’s departure, NACEL Energy reached an agreement with new wind power project managers and technical consultants (see the Company’s Form 8-K dated August 27, 2008) and resumed its work in advancing development of the retained projects. Accordingly, NACEL Energy anticipates it will be able to provide periodic updates to shareholders and interested parties regarding progress concerning its wind power projects, beginning in the near term.

For additional details and background concerning the Company’s wind energy projects and business, see the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008.

NACEL Energy Chief Executive Officer, Brian Lavery, stated:

“Our Channing Flats and Blue Creek wind energy projects, and our on-going efforts to reach a joint operating agreement for the proposed Dominican Republic wind energy project, are key elements of NACEL Energy’s strategy as we pursue our corporate objective of 1000MW of wind power under development by 2010.”

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly-traded companies in the nation developing utility class wind energy projects with the participation of local landowners and partners. NACEL Energy has commenced development on its Blue Creek and Channing Flats projects in the Texas panhandle and anticipates a total of 40MW of new domestic wind power upon completion. Also, NACEL Energy is pursuing development of a three phase wind energy project in the Dominican Republic which, if successful, would supply 600MW of clean, renewable, wind power to a region which relies predominantly on fossil-fuels. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANY TM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, and its Quarterly Report on Form 10-Q for the quarter ending June 30, 2008, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

Nacel Energy Investor Services
1-888-242-5848